AMENDMENT TO LOAN AGREEMENT

This Amendment to the Loan Agreement (“Agreement”) is entered into on this day, August 1, 2025, by and between:

Party One (Lender): Tallis Mateus Da Silva, the lender (hereinafter referred to as “Lender”), and Party Two (Company): Elventix Technology Corporation.

Whereas, Party One, herein referred to as "Lender," has agreed to provide a loan to Party Two, hereinafter referred to as "Company," and Party Two has accepted this financial assistance on the terms and conditions outlined in the Confidential Loan Agreement dated May 5, 2025 ("the Original Agreement"), whereby the Lender agreed to loan the Company the principal sum of $200,000.00 USD (the "Original Loan").

NOW THEREFORE, for and in consideration of the mutual promises and covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to amend the Original Agreement as follows:

1.	Loan Amount:

The Loan Amount is hereby increased from $200,000.00 USD (Two Hundred Thousand dollars) to $300,000.00 USD (Three Hundred Thousand dollars) (the "Amended Loan").

2. Terms and Conditions:

Terms and Conditions: Except as expressly amended by this Amendment, all terms, conditions, and provisions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects.

4. Execution:

This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

5. Amendment to the Original Agreement Clause:

Amendment to the Original Agreement Clause: The Original Agreement is hereby amended to reflect that this Amendment constitutes an integral part of the Original Agreement.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties on the date set forth at the beginning.

/s/ Tallis Mateus Da Silva Tallis Mateus Da Silva Individual	/s/ Tallis Mateus Da Silva Tallis Mateus Da Silva President, Treasurer, Secretary and Director Elventix Technology Corporation